Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2019 relating to the consolidated financial statements of Golden Bull Limited included in its annual report (Form 20-F) for the year ended December 31, 2018. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

June 18, 2019